Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

MGI PHARMA, INC.:

We consent to the use of our reports dated February 6, 2004, with respect to the balance sheets of MGI PHARMA, INC. as of December 31, 2002 and 2003, and the related statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, incorporated herein by reference.

/s/ KPMG LLP

Minneapolis, Minnesota

September 15, 2004